UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2007

MICROSEMI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Morse Avenue, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(949) 221-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2007, the Company’s Compensation Committee granted Steven G. Litchfield options to purchase up to 25,000 shares of the Company’s Common Stock, par value $0.20 per share, under the Microsemi Corporation 1987 Stock Plan, as amended. The options shall expire in six (6) years, shall vest in three equal annual installments on the first three anniversaries of the date of grant, and shall have an exercise price of $ 18.77 per share, the closing sale price reported by Nasdaq on the grant date.

The options are subject to the terms and conditions contained in our Form of Notice of Stock Option Grant and Employee Stock Option Agreement, which are incorporated herein by reference to Exhibit 10.109.1.

Concurrently, Mr. Litchfield’s base salary was increased to an annual rate of $280,000 per year.

As previously reported in our Definitive Proxy Statement on Schedule 14A as filed with the SEC on January 16, 2007, Mr. Litchfield is Executive Vice President and Group President - High Performance Analog Mixed Signal Group. Mr. Litchfield previously served as the Company’s Director of Business Development from 2001 to 2003 and Vice President – Corporate Marketing and Business Development from 2003 to 2006. Mr. Litchfield has been an executive officer of the Company since 2003 and is 38 years old.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.109.1	Form of Notice of Stock Option Grant and Employee Stock Option Agreement from and after March 28, 2006. Previously filed on April 3, 2006 as exhibit 10.109.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION
(Registrant)
Date: January 17, 2007

/s/ DAVID R. SONKSEN
David R. Sonksen
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.109.1	Form of Notice of Stock Option Grant and Employee Stock Option Agreement from and after March 28, 2006. Previously filed on April 3, 2006 as exhibit 10.109.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.